Midwood Long/Short Equity Fund 485BPOS

Exhibit 99(j)(5)

9605 S. Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance | Tax | Advisory

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the 360 Funds and future filings of the 360 Funds and to the use of our report dated April 5, 2019 on the financial statements and financial highlights of Midwood Capital Partners, L.P. and the Midwood Long/Short Equity Fund. We also consent to this consen tbeing incorporated by reference into future filings of the 360 Funds.

By:

Date:	12/30/2019